UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2012

VYSTAR CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	000-53754	20-2027731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3235 Satellite Blvd., Building 400, Suite 290, Duluth GA 30096

(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code (770) 965-0383

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On January 25, 2012, the Company issued 800,000 shares of common stock to an existing shareholder of the Company. On March 16, 2012, the Company issued 1,484,000 shares of common stock to seven existing shareholders, including one director of the Company. On March 20, 2012, the Company issued 240,000 shares to an existing shareholder of the Company who is also a director of the Company. Total proceeds of the stock issuances were $631,000. All of such investors are accredited investors. No commissions or other compensation was paid by the Company with respect to such issuances. The shares of common stock issued were offered and sold in private placement transactions made in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYSTAR CORPORATION
March 22, 2012
	By:	/s/ William R. Doyle
William R. Doyle Chairman, CEO and President